                      MORGAN STANLEY CONVERTIBLE SECURITIES
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                     AMOUNT OF    % OF
                                       OFFERING        TOTAL           SHARES   OFFERING   % OF FUNDS
   SECURITY      PURCHASE/    SIZE OF  PRICE OF      AMOUNT OF       PURCHASED  PURCHASED     TOTAL                        PURCHASED
   PURCHASED     TRADE DATE  OFFERING   SHARES        OFFERING        BY FUND    BY FUND     ASSETS        BROKERS           FROM
-------------------------------------------------------------------------------------------------------------------
   Microchip     12/04/07       --     $100.00    $1,150,000,000.00  1,650,000  0.14%        0.11%      Morgan Stanley,    JPMorgan
  Technology                                                                                               JPMorgan
 Inc. 2.125%
due 12/15/2037

  Transocean     12/05/07       --     $1,000.00  $2,000,000,000.00  750,000     0.34%        0.05%    Goldman, Sachs &   Lehman
  Inc. 1.625%                                                                                             Co., Citi,      Brothers
due 12/15/2037                                                                                         Lehman Brothers,
                                                                                                        Credit Suisse,
                                                                                                            Calyon
                                                                                                       securities (USA)
                                                                                                         Inc., Credit
                                                                                                        Suisse, Fortis
                                                                                                        Securities LLC,
                                                                                                         JPMorgan, UBS
                                                                                                       Investment Bank,
                                                                                                          Wells Fargo
                                                                                                          Securities

  Washington     12/12/07       --     $1,000.00  $3,000,000,000.00  1,650       0.05%       1.14%     Lehman Brothers,    Lehman
  Mutual Inc.                                                                                           Credit Suisse,     Brothers
  PFD 7.750%                                                                                            Morgan Stanley,
                                                                                                       Goldman, Sachs &
                                                                                                           Co., Citi,
                                                                                                         JPMorgan, UBS
                                                                                                       Investment Bank,
                                                                                                       Barclays Capital,
                                                                                                         Deutsche Bank
                                                                                                       Securities, RBS
                                                                                                           Greenwich
                                                                                                         Capital, BNY
                                                                                                       Capital Markets,
                                                                                                       Cabrera Capital
                                                                                                          Markets, LLC,
                                                                                                       Keefe, Bruyette &
                                                                                                       Woods, Ramirez &
                                                                                                         Co., Inc., The
                                                                                                       Williams Capital
                                                                                                          Group, L.P.

   Chiquita      02/06/08       --     $100.000   $175,000,000.00    990,000    0.56%        0.07%      Goldman, Sachs &   Goldman
   Brands                                                                                                 Co., Banc of      Sachs
 International                                                                                             America
  4.250% due                                                                                            Securities LLC,
  8/15/2016                                                                                              Morgan Joseph,
                                                                                                             Barclays
                                                                                                         Capital, Rabo
                                                                                                        Securities USA,
                                                                                                           Inc., BB&T
                                                                                                        Capital Markets,
                                                                                                           Wells Fargo
                                                                                                           Securities,
                                                                                                         Morgan Stanley

    Vertex       02/12/08       --     $100.000   $287,500,000.00    660,000    0.23%        0.04%       Merrill Lynch &    Merrill
Pharmaceuticals                                                                                           Co., Goldman       Lynch
  Inc. 4.750%                                                                                             Sachs & Co.,
 due 2/15/2013                                                                                          JPMorgan, Morgan
                                                                                                            Stanley